Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2015, in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-194666) and related prospectus of AccuShares Commodities Trust I dated April 9, 2015.

/s/ Ernst & Young LLP

New York, New York

May 11, 2015